Exhibit 77C
          Kemper Municipal Income Trust
          Form N-SAR for the period ended 11/30/95
          File No. 811-5655


          A special meeting of Registrant's shareholders was held on September 19, 1995. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Boards

                   James E. Akins

                       Vote             Number
                       ----             -----------
                       FOR               25,710,966
                       WITHHELD               7,716

                   Fred B. Renwick

                       Vote             Number
                       ----             -----------
                       FOR               25,713,538
                       WITHHELD               5,144


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR               25,176,200
                       AGAINST              187,301
                       ABSTAIN              355,181


          Item 3:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR               24,634,775
                       AGAINST              404,675
                       ABSTAIN              679,232





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